500 Linden Oaks

Rochester, New York 14625

VirtualScopics Announces 1-for-10 Reverse Stock Split

ROCHESTER, NY – August 21, 2013 – VirtualScopics, Inc. (NASDAQ: VSCP), a leading provider of quantitative imaging, today announced today that it has filed a Certificate of Amendment to its Certificate of Incorporation to effect a 1-for-10 reverse stock split of its common stock, effective as of August 21, 2013, at 5:00 p.m. Eastern time. A Certificate of Amendment to effect a reverse stock split was approved by the Company’s stockholders at its Annual Meeting of Stockholders held on August 13, 2013. The Company’s stockholders granted the Board authority to effectuate a reverse stock split at a ratio of between 1-for-2 and 1-for-10, and the 1-for-10 ratio was subsequently approved by the Company’s Board of Directors. The shares of the Company's common stock will continue to trade under the symbol “VSCP” on a split-adjusted basis on the NASDAQ Capital Market on August 22, 2013. A new CUSIP number has been assigned to the Company's common stock as a result of the reverse stock split.

As a result of the reverse stock split, each ten shares of the Company's outstanding common stock will automatically be combined into one share, without any change to the par value per share. In addition, the reverse stock split will effect a proportionate adjustment to the per share exercise price and number of shares issuable upon the exercise of outstanding warrants and stock options and the vesting of restricted stock awards.

As a result of the reverse stock split, the Company expects its stock price to increase proportionally. The reverse stock split is intended to help the Company regain compliance with the minimum $1 bid price per share requirement for continued listing on the NASDAQ Capital Market. The Company does not believe that it will regain compliance by the August 26, 2013, deadline set by NASDAQ, and, as a result, the Company might receive a delisting notice from NASDAQ. The Company plans to appeal any such notice, which would stay the delisting pending the outcome of the appeal. The Company also plans to continue working with NASDAQ during that time to regain compliance.

Continental Stock Transfer & Trust will act as the Company's Exchange Agent in connection with the reverse stock split. Stockholders will receive the notices, forms and instructions regarding the exchange of their pre-split shares for post-split shares from the Exchange Agent or their broker. No fractional shares will be issued in connection with the reverse stock split. Stockholders who would otherwise be entitled to receive a fractional share will receive cash in lieu of the fractional share.

Additional information regarding the reverse stock split can be found in the Company`s definitive proxy statement filed with the Securities and Exchange Commission on July 2, 2013.

About VirtualScopics, Inc.

VirtualScopics, Inc. is a leading provider of imaging solutions to accelerate drug and medical device development. VirtualScopics has developed a robust software platform for analysis and modeling of both structural and functional medical images. In combination with VirtualScopics’ industry-leading experience and expertise in advanced imaging biomarker measurement, this platform provides a uniquely clear window into the biological activity of drugs and devices in clinical trial patients, allowing sponsors to make better decisions faster. For more information about VirtualScopics, visit www.virtualscopics.com.

Forward-Looking Statements

The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbors created thereby. These forward-looking statements include, but are not limited to, statements regarding the Company’s ability to regain compliance with NASDAQ listing standards and/or statements preceded by, followed by or that include the words “believes,” “could,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “projects,” “seeks,” or similar expressions. Forward-looking statements deal with the Company’s current plans, intentions, beliefs and expectations. Investors are cautioned that all forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Many of these risks and uncertainties are discussed in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012, filed with the Securities and Exchange Commission (the “SEC”), and in any subsequent reports filed with the SEC, all of which are available at the SEC’s website at www.sec.gov. All forward-looking statements speak only as of the date of this press release and the Company undertakes no obligation to update such forward-looking statements.

CONTACTS:	Company Contact:

Jeff Markin

President and CEO

500 Linden Oaks

Rochester, New York 14625

+1 585 249.6231